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                                                                    Exhibit 21.1



                                  Subsidiaries



          Subsidiary                         Jurisdiction
          ------------------------------     ---------------------------

          Transmation (Canada) Inc.          Canada

          *Transmation Singapore Pte. Ltd.   Singapore

          *MetersandInstruments.com          New York

          * Dissolution in process